UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2010, the Board of Directors of CIBER, Inc. (the “Company”) appointed Dr. Kurt J. Lauk as a new Class II director and as a member of the Board’s Audit Committee.  Dr. Lauk was nominated for his appointment by the Nominating/Corporate Governance Committee and he will stand for election at the Company’s 2011 Annual Meeting of Shareholders as a nominee for director.  The full text of the Company’s press release announcing the appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Dr. Lauk and any other persons pursuant to which Dr. Lauk was appointed as a director of the Company.  Dr. Lauk has no direct or indirect material interest in any transaction or proposed transactions to which the Company was, or is to be a party.

Item 9.01(d).         Financial Statements and Exhibits.

99.1                           Press release dated November 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: November 16, 2010	By:	/s/ Peter H. Cheesbrough
Peter H. Cheesbrough
Chief Financial Officer, Executive Vice President
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 16, 2010